UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2009

GUARANTY FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	74-2421034
(State or other jurisdiction of incorporation or organization)	001-33661	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South

Austin, Texas 78746

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (512) 434-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2009, Guaranty Financial Group Inc. (the Company”) announced that Kevin J. Hanigan, President and Chief Operating Officer of the Company, was elected to serve as Chairman of the Board of Directors and Chief Executive Officer in addition to his role as President. Mr. Hanigan will no longer serve in the role of Chief Operating Officer. Mr. Hanigan, age 52, has served as the Company’s President and Chief Operating Officer since November 2008. Prior to that time, Mr. Hanigan served as Senior Executive Vice President and Chief Banking Officer since March 2008 and the Senior Executive Vice President for Retail Bank since April 2007. Mr. Hanigan previously managed the Corporate Banking business for Guaranty Bank, the Company’s wholly-owned subsidiary, from 1999 to 2007. Mr. Hanigan joined Guaranty Bank in 1996. Mr. Hanigan has been a Texas banker for 29 years. This change was effective as of July 9, 2009.

John T. Stuart III, who agreed to serve as interim Chairman of the Board of Directors and interim Chief Executive Officer of the Company since November 2008, will remain on the Board of Directors of the Company. Guaranty also announced the retirement of Robert V. Kavanaugh from the Company’s Board of Directors, where he served at the time of his retirement on the Audit Committee and the Management, Development, and Executive Compensation Committee. These changes were effective as of July 9, 2009.

Guaranty also announced the resignation of Ronald D. Murff as the Company’s Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer, effective July 10, 2009. The Board of Directors of the Company has appointed Stephen C. Raffaele as Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, effective July 10, 2009. Mr. Raffaele will also continue to serve as Treasurer of the Company.

Mr. Raffaele, age 43, has served as the Company’s Treasurer since January 2009. Prior to that time, Mr. Raffaele served as Executive Vice President and Chief Strategy and Development Officer since August 2007. Prior to that time, Mr. Raffaele served in various capacities at Houston, Texas-based Sterling Bank, including as Treasurer, Chief Investment Officer, and Chief Financial Officer, until July 2007.

Note: Certain matters discussed in this Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “likely,” “intent,” “may,” “plan,” “project,” “expect,” and similar expressions, including references to assumptions or our plans and goals. Readers should not place undue reliance on these forward- looking statements. These statements reflect management’s views with respect to events as of the date of the forward-looking statement and are subject to risks and uncertainties. The Company’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to: general economic, market, or business conditions; demand for new housing; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; deposit attrition, customer loss, or revenue loss in the ordinary course of business; cost or difficulties related to being a stand-alone public company; the inability to realize elements of our strategic plans; changes in the interest rate environment that expand or reduce margins or adversely affect critical estimates and projected returns on investments; unfavorable changes in economic conditions affecting housing markets, credit markets, real estate values and oil and gas prices and changes in market and/or general economic conditions, either nationally or regionally, that are less favorable than expected; government intervention in the U.S. financial system; changes in the financial performance and/or condition of our borrowers; natural disasters in primary market areas that may result in prolonged business disruption or materially impair the value of collateral securing loans; assumptions and estimates underlying critical accounting policies, particularly allowance for credit losses, mortgage-backed securities valuation and impairment assessments, ability to realize deferred tax assets, and goodwill impairment assessments, which may prove to be materially incorrect or may not be borne out by subsequent events; current or future litigation, regulatory investigations, proceedings or inquiries; strategies to manage interest rate risk that may yield results other than those anticipated; a significant change in the rate of inflation or deflation; changes in the securities markets; the ability to complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of any merger, acquisition or divestiture, and the success of our business following any merger, acquisition or divestiture; the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to our business and any related actions for indemnification made pursuant to the various agreements with Temple-Inland Inc. and Forestar Group Inc. (formerly Forestar Real Estate Group Inc.); the ability to maintain capital ratios acceptable to the Office of Thrift Supervision; and changes in the value of real estate securing our loans. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: July 10, 2009	By:	___________________________
Name: Scott A. Almy
Title: Senior Executive Vice President, General Counsel and Secretary